THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF: (I) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT PURSUANT TO THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE FEBRUARY 7, 2005.

WARRANT CERTIFICATE

LORUS THERAPEUTICS INC.

(Incorporated under the laws of the Province of Ontario)

WARRANT

CERTIFICATE NO. N-1

1,000,000 WARRANTS entitling the holder to acquire one (1) Common Share for each Warrant represented hereby.

This is to certify that for value received THE ERIN MILLS INVESTMENT CORPORATION (the “Holder”) is the registered holder of 1,000,000 warrants (“Warrants”), entitling the Holder to subscribe for and purchase one (1) fully paid and non-assessable common share (“Common Share”) of LORUS THERAPEUTICS INC. (the “Company”) for every one (1) Warrant held by the Holder, up to and including a total of 1,000,000 Common Shares without nominal or par value of the Company, upon the terms and conditions as hereinafter set forth.

1.

Exercise Date

The Warrants to purchase Common Shares of the Company represented by this certificate shall be exercised on or before 4:30 p.m., Toronto time, on or before October 6, 2009, (the “Expiry Date”), after which all rights evidenced hereby shall be void and of no further value.

2.

Exercise Price

The exercise price shall be $1.00 per Common Share for the period from the date hereof to the Expiry Date and shall be payable in lawful money of Canada (the “Exercise Price”). The Holder acknowledges and agrees that the maximum number of Common Shares issuable pursuant to all securities issued or to be issued pursuant to the Subscription Agreement among the Company, the Holder and the Subsidiary dated October 6, 2004, shall not exceed 19.9% of the issued and outstanding Common Shares of the Company as at October 6, 2004.

3

3.

Exercise of Warrants

The Warrants may be exercised, in whole or in part, at any time prior to the expiry date by the Holder hereof completing the subscription form attached hereto and made a part hereof and delivering same to the President and Chief Executive Officer of the Company, in care of the principal office of the Company, 2 Meridian Road, Toronto, Ontario, M9W 4Z7 (the “Principal Office”), together with this certificate and the appropriate sum payable to the order of the Company, at par in the amount of the purchase price for the Common Shares of the Company subscribed for, which may not exceed the number shown on the face hereof.  The Company shall notify the Holder in writing of any change of address of the Principal Office.

4.

Payment

The Common Shares subscribed for must be paid in full at the time of subscription, by certified cheque or money order in Canadian funds to or to the order of the Company.

5.

Share Certificates

Upon compliance with the conditions as aforesaid, the Company will cause to be issued to the person or persons whose name or names the Common Shares so subscribed for are to be issued the number of fully paid and non-assessable Common Shares, subscribed for and such person or persons shall be deemed upon presentation and payment as aforesaid to be the holder or holders of record of such Common Shares. Within 10 days of compliance of the conditions aforesaid, the Company will cause to be mailed or delivered to the holder at the address or addresses specified in the subscription form, a certificate or certificates evidencing the number of Common Shares subscribed for. The certificate evidencing the Common Shares subscribed for will contain the following legend:

“Unless permitted under securities legislation, the holder of this security must not trade this security before February 7, 2005.”

6.

Exercise in Whole or in Part

The Warrants may be exercised in whole or in part and, if exercised in part, the Company shall issue another certificate evidencing the remaining rights to purchase Common Shares of the Company, provided that any such right shall terminate on the Expiry Date.

4

7.

No Rights of Shareholder Until Exercise

This certificate and the Warrants represented hereby do not confer any rights of a shareholder on the Holder (including any right to receive dividends or other distribution to shareholders or to vote at a general meeting of the shareholders of the Company), other than in respect of Common Shares which the Holder shall have exercised his right to purchase hereunder and which the Holder shall have actually taken up and paid for.

8.

Transferability and Restrictions on Trade

The Warrants represented by the certificate and all rights granted hereunder are assignable or transferable to any party by the Holder hereof, subject to compliance with securities laws and regulations.

9.

No Fractional Common Shares

No fractional Common Shares will be issued upon exercise of the Warrants, nor shall any compensation be made for such fractional Common Shares, if any.  To the extent that the Holder would otherwise be entitled to purchase a fraction of a Common Share, such right may be exercised in combination with other rights which, in the aggregate, entitle the Holder hereof to purchase a whole number of Common Shares.

10.

Dilution

The Exercise Price shall be subject to adjustment from time to time as follows:

(a)

Adjustment in Rights

If, at any time after the date hereof and prior to the Expiry Date, there is a reclassification of the outstanding Common Shares or change of the Common Shares into other shares or securities or any other capital reorganization of the Company or a consolidation, merger or amalgamation of the Company with or into any other corporation (any such event being called a “Capital Reorganization”), the Holder shall be entitled to receive and shall accept for the same aggregate consideration, upon the exercise of the Warrants at any time after the record date on which the holders of Common Shares are determined for the purpose of the Capital Reorganization (the “relevant record date”), in lieu of the number of Common Shares to which it was theretofore entitled upon such exercise, the kind and amount of shares or other securities of the Company or of the corporation resulting from the Capital Reorganization that the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the relevant record date, it had been the holder of record of the number of Common Shares in respect of which the exercise right contained in this Warrant is then being exercised, and such shares or other securities shall be subject to adjustment thereafter in accordance with provisions which are the same, as nearly as may be possible, as those contained in this Section 10(a) provided that no such Capital Reorganization shall be implemented unless all necessary steps have been taken so that the Holder shall be entitled to receive the kind and amount of shares or other securities of the Company or of the corporation resulting from the Capital Reorganization as provided above.

(b)

Adjustment in Exercise Price

The Exercise Price shall be subject to adjustment from time to time as follows:

(i)

If, at any time after the date hereof and prior to the Expiry Date, the

Company:

(A)

subdivides its outstanding Common Shares into a greater number of shares, or

(B)

consolidates its outstanding Common Shares into a smaller number of shares, or

(C)

issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of Common Shares as a stock dividend or other distribution (other than an issue of Common Shares to holders of Common Shares pursuant to a right granted to such holders to receive such Common Shares in lieu of Dividends Paid in the Ordinary Course and other than an issue of Common Shares on account of the exercise of options granted from time to time under the Company’s Stock Option Plan;

(D)

makes a distribution to all or substantially all of the holders of Common Shares on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares (other than an issue of Common Shares to holders of Common Shares pursuant to a right granted to such holders to receive such Common Shares in lieu of Dividends Paid in the Ordinary Course) and other than an issue of Common Shares on account of the exercise of options granted from time to time under the Company’s Stock Option Plan,

(any of such events being called a “Common Share Reorganization”), the Exercise Price shall be adjusted effective immediately after the record date on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization, as the case may be, by multiplying the Exercise Price in effect immediately prior to the effective date or record date, as the case may be, by a fraction:

(1)

the numerator of which shall be the number of Common Shares outstanding on the relevant record date before giving effect to the Common Share Reorganization; and

(2)

the denominator of which shall be the number of Common Shares outstanding on the relevant record date after giving effect to the Common Share Reorganization, including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date.

(ii)

If any question at any time arises with respect to the Exercise Price or the number of Common Shares issuable upon the exercise of the Warrants, such question shall be conclusively determined by the auditors from time to time of the Company, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Company with the concurrence of the Holder, and any such determination shall be binding upon the Holder and the Company.  If any such determination is made, the Company shall deliver a certificate to the Holder describing such determination.

(iii)

If and whenever at any time after the date hereof and prior to the Expiry Date the Company fixes a record date for the issue of rights, options or warrants to all or substantially all the holders of Common Shares (not including rights, options or warrants issued under the Company’s Stock Option Plan) under which such holders are entitled, during a period expiring not more than 45 days after the date of such issue (the “Rights Period”), to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares at a price per share to the holder (or at an exchange or conversion price per share during the Rights Period to the holder in the case of securities exchangeable for or convertible into Common Shares) of less than 95% of the Current Market Price for the Common Shares on such record date (any of such events being called a “Rights Offering”), then the Exercise Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(A)

the numerator of which will be the aggregate of:

(1)

the number of Common Shares outstanding as of the record date for the Rights Offering, and

(2)

a number determined by dividing (1) by either (A) the product of the number of Common Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such Common Shares are offered, or, as the case may be, (B) the product of the exchange or conversion price of such securities exchangeable for or convertible into Common Shares and the number of Common Shares for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (2) the Current Market Price of the Common Shares as of the record date for the Rights Offering, and

(B)

the denominator of which will be the number of Common Shares outstanding, or the number of Common Shares which would be outstanding if all the exchangeable or convertible securities were exchanged for or converted into Common Shares during the Rights Period, after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Right Offering.

For the purposes of this section "Current Market Price" determined as at any date means the weighted average trading price per share for the Common Shares for the twenty (20) consecutive Trading Days ending on the fifth (5th) Trading Day before such date on the Toronto Stock Exchange, or, if the Common Shares are not listed thereon, on such stock exchange on which the Common Shares are listed as may be selected for such purpose by the board of directors of the Company or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market; and for the purpose of this definition, the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold during such period of twenty (20) consecutive Trading Days on such exchange or market, as the case may be, by the total number of Common Shares so sold.

If the Holder has exercised the right to convert the Common Shares in accordance with this Section 10(b)(iii) during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering, the Holder will, in addition to the Common Shares to which the Holder would otherwise be entitled upon such conversion, be entitled to that number of additional Common Shares equal to the result obtained when the difference, if any, between the Exercise Price in effect immediately prior to the end of such Rights Offering and the Exercise Price as adjusted for such Rights Offering pursuant to this section 10(b)(iii) is multiplied by the number of Common Shares received upon the  exercise of the Warrants during such period, and the resulting product is divided by the Exercise Price as adjusted for such Rights Offering pursuant to this subsection.  Such additional Common Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to such Holder within 15 business days following the end of the Rights Period.  To the extent that any such rights, options or warrants are not so exercised on or before the expiry thereof, the Exercise Price will be readjusted to the Exercise Price which would then be in effect based on the number of Common Shares (or the securities convertible into or exchangeable for Common Shares) actually delivered on the exercise of such rights, options or warrants.

(iv)

If and whenever at any time after the date hereof and prior to the Expiry Date, the Company fixes a record date for the issue or the distribution to all or substantially all the holders of the Common Shares of (i) securities of the Company, including rights, options or warrants to acquire securities of the Company or any of its properties or assets and including evidences of indebtedness or (ii) any property or other assets including evidences of indebtedness, and if such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course, a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a “Special Distribution”) the Exercise Price will be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(A)

the numerator of which will be:

(1)

the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

(2)

the fair market value, as determined by action by the Directors (whose determination will be conclusive), to the holders of Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(B)

the denominator of which will be the product of the number of Common Shares outstanding on such record date and the Current Market Price of the common shares on such record date.

To the extent that any Special Distribution is not so made, the Conversion Price will be readjusted effective immediately to the Exercise Price which would then be in effect based upon such securities or property or other assets as actually distributed.

(v)

If the purchase price provided for in any rights, options or warrants (the “Rights Offering Price” referred to in subsections 10(b)(iii) and 10(b)(iv) is decreased, the Exercise Price will forthwith be changed so as to decrease the Exercise Price to the Exercise Price that would have been obtained if the adjustment to the Exercise Price made under subsections 10(b)(iii) and 10(b)(iv), as the case may be, with respect to such rights, options, or warrants had been made on the basis of the Rights Offering Price as so decreased, provided that the terms of this subsection will not apply to any decrease in the Rights Offering Price as so decreased, provided that the terms of this subsection will not apply to any decrease in the Rights Offering Price resulting from terms in any such rights, options or warrants designed to prevent dilution except to the extent that the resulting decrease in the Exercise Price under this subsection would be greater than the decrease, if any, in the Exercise Price to be made under the terms of this section by virtue of the occurrence of the event giving rise to such decrease in the Rights Offering Price.

11.

Disclosure and Filings.

The Company shall provide all material disclosure and make all required filings, reports and payments as required under all applicable securities laws and regulations and stock exchange rules.

12.

Company to Reserve Shares

The Company shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited) solely for the purpose of issue upon exercise of the Warrants as provided herein, and issue to the Holder such number of Common Shares as shall then be issuable upon the exercise of the Warrants. All Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

13.

Miscellaneous

If any Warrant certificate is lost, mutilated, destroyed or stolen, the Company may, on such reasonable terms as to cost and indemnity or otherwise as it may impose respectively,

issue a replacement Warrant certificate similar as to denomination, tenor and date as the Warrant certificate so lost, mutilated, destroyed or stolen.

Anything in this Warrant certificate to the contrary notwithstanding, the Warrants may be exercised and are exercisable, only to the extent permitted by applicable law.

14.

Notice

Any notice, designation, direction or other communication required or permitted to be given under this Warrant will be in writing and will be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery.  Any notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the fourth business day after its post-marked date, or if sent by facsimile or other means of electronic communication, will be deemed to have been received on the business day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at that address having apparent authority to accept deliveries on behalf of the addressee.  Notice of change of address will also be governed by this section.  In the event of a general discontinuance of postal service due to strike, lockout or otherwise, notices and other communications will be delivered by hand or sent by facsimile or other means of electronic communication and will be deemed to have been received in accordance with this section.  Notices and other communications will be addressed as follows:

(a)

if to Lorus:

2 Meridian Road

Toronto, Ontario

M9W 4Z7

Attention:

President and Chief Executive Officer

Telecopier No.:

(416) 798-2200

with a copy to:

Vice-President, Legal Affairs

Telecopier No.:

(416) 798-2200

(2)

if to TEMIC:

7501 Keele Street

Suite 500

Concord, Ontario

L4K 1Y2

Attention:          Gerry C.Quinn

Telecopier No.: (416) 736-8373

15.

Capitalized Terms

All capitalized terms not otherwise defined herein shall have the meaning ascribed to them  in a certain subscription agreement between the Holder, the Company and GeneSense Technologies Inc. dated October 6, 2004.

16.

Governing Law

The Warrants represented hereby shall be exclusively governed by the laws in force in the Province of Ontario and the laws of Canada applicable therein.

17.

Time of the Essence

Time shall be of the essence in this Warrant certificate.

IN WITNESS WHEREOF the Company has caused its corporate seal to be affixed hereto and this certificate to be signed by the signature of its duly authorized officer effective the 6th day of October, 2004.

LORUS THERAPEUTICS INC.

Per:______JIM WRIGHT________c/s

Authorized Signing Officer

SUBSCRIPTION

TO:

Lorus Therapeutics Inc.

2 Meridian Road

Toronto ON   M9W 4Z7

Canada

The undersigned holder of the within Warrant hereby subscribes for

Common Shares of Lorus Therapeutics Inc. (or such number of Common Shares or other securities to which such subscription entitles it in lieu thereof or in addition thereto under the provisions of the Warrants) at the subscription price of $________ for each one (1) Warrant evidenced by and on the terms specified in the Warrants and encloses herewith a certified cheque or bank draft payable to the order of Lorus Therapeutics Inc. in payment of the subscription price.

The undersigned hereby directs that the said Common Shares be registered as follows:

Name	Address	Number of Common Shares

(Please print full name in which share certificates are to be issued.)

DATED this

 day of

, 20

 .

Name of Purchaser

By:

Authorized Signing Officer